EXHIBIT 7

                          Consent of Edwin L. Kerr, Esq.



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To Whom It May Concern:

         I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 5 to the Registration Statement on Form S-6 (File No. 333-12989) filed by Phoenix Life and Annuity Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.



                                      Very truly yours,


Dated: May 1, 2000                    /s/ Edwin L. Kerr
                                      -----------------
                                      Edwin L. Kerr, Counsel
                                      Phoenix Life and Annuity Company